UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 29, 2011

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) At the Annual Meeting of Stockholders held on April 26, 2011 (the “Annual Meeting”), the stockholders of Fortune Brands, Inc. (“Fortune Brands” or “the Company”) approved an amendment to Article VI of the Company’s Restated Certificate of Incorporation to permit holders of 25% of the voting power of the Company’s Common Stock and $2.67 Preferred Stock, considered voting together as a single class, to call special meetings of the stockholders. The Company filed its Restated Certificate of Incorporation with the Secretary of the State of Delaware on April 28, 2011, effective as of such date.

The Company’s Board of Directors approved an amendment to Article II, Section 2 of the Company’s By-laws (the “By-law Amendment”) to establish the procedures by which stockholders would require the Secretary to call a special meeting of the stockholders. The amendment to the Company’s By-laws became effective on April 26, 2011 upon stockholder approval of the amendment to the Company’s Restated Certificate of Incorporation, as described above. The By-law Amendment imposes certain procedural requirements on stockholders requesting a special meeting (including that they provide the same information that is currently required under the advance-notice provision of the Company’s By-laws) and also clarifies that stockholders may not call a special meeting (i) if the item of business for which the meeting is proposed to be called would violate state law, (ii) if the request to hold the special meeting is received during the period beginning 90 days prior to the anniversary of the prior annual meeting of stockholders and ending on the date of the next annual meeting of stockholders, (iii) if the item of business for which the meeting is proposed to be called is substantially similar to another item, other than the election of directors, that was presented at a meeting of stockholders held within the prior 12 months, or (iv) if the item of business for which the meeting is proposed to be called is substantially similar to another item that is included in the Company’s notice of meeting as an item of business to be brought before a stockholder meeting that has been called but not yet held or that is called for a date within 90 days of the receipt of the request that the special meeting be held.

The foregoing descriptions of the amendments to the Company’s Restated Certificate of Incorporation and By-laws are qualified in their entirety by reference to the full text of the Restated Certificate of Incorporation and By-laws, copies of which are attached hereto as Exhibit 3(i) and 3(ii), respectively, and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Fortune Brands held its Annual Meeting of Stockholders on April 26, 2011. At the Annual Meeting, our stockholders (i) elected the persons listed below to serve as Class I directors for a term of one year expiring at the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualified; (ii) ratified the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2011; (iii) voted to recommend that the Board of Directors hold an annual advisory vote on the Company’s executive compensation; (iv) approved the compensation paid to the Company’s named executive officers; (v) approved an amendment to the Company’s Restated Certificate of Incorporation to give stockholders the power to call special meetings; and (vi) approved the Fortune Brands, Inc. 2011 Long Term Incentive Plan, as amended. Set forth below are the voting results for each of these proposals:

Item 1:	The election of three directors for a one-year term expiring at the 2011 Annual Meeting

Director Name	For	Against	Abstain	Broker Non-Votes
Richard A. Goldstein	97,422,871	2,077,141	320,276	32,618,836
Pierre E. Leroy	97,520,699	1,930,345	299,244	32,618,836
A. D. David Mackay	98,775,800	671,117	303,371	32,618,836
Anne M. Tatlock	97,117,550	2,325,515	307,223	32,618,836
Norman H. Wesley	98,688,105	769,117	293,066	32,618,836
Peter M. Wilson	98,368,054	1,081,843	300,391	32,618,836

Item 2:	The ratification of the appointment by the Company’s Audit Committee of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011

For	Against	Abstain
130,823,858	1,298,803	246,463

Item 3:	An advisory vote on the frequency of voting on the compensation of the Company’s named executive officers

One Year	Two Years	Three Years	Abstain	Broker Non- Votes
87,401,599	1,098,661	8,638,731	2,611,297	32,618,836

Item 4:	An advisory vote on the compensation paid to the Company’s named executive officers

For	Against	Abstain	Broker Non-Votes
92,026,364	4,846,166	2,877,758	32,618,836

Item 5:	The approval of an amendment to the Company’s Restated Certificate of Incorporation to give stockholders the power to call special meetings

For	Against	Abstain
130,701,956	1,198,539	468,629

Item 6:	The approval of the Fortune Brands, Inc. 2011 Long Term Incentive Plan, as amended

For	Against	Abstain	Broker Non-Votes
85,488,115	13,572,518	689,655	32,618,836

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3(i)	Fortune Brands, Inc. Restated Certificate of Incorporation.

3(ii)	Fortune Brands, Inc. By-laws, as amended April 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

By:	/s/ Mark A. Roche
	Name:	Mark A. Roche
	Title:	Senior Vice President, General Counsel and Secretary

Date: April 29, 2011

Exhibit Index

Exhibit Number	Description

3(i)	Fortune Brands, Inc. Restated Certificate of Incorporation.

3(ii)	Fortune Brands, Inc. By-laws, as amended April 26, 2011.